Exhibit 5.1

Macrogenics, Inc.
November 4, 2020

Eric Blanchard
+1 212 479 6565
eblanchard@cooley.com

November 4, 2020

MacroGenics, Inc.
9704 Medical Center Drive
Rockville, MD 20850

Ladies and Gentlemen:

We have acted as counsel to MacroGenics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $100,000,000 of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) that may be sold under the Sales Agreement dated November 4, 2020, between the Company and Cowen and Company, LLC (such agreement, the “Sales Agreement,” and such shares, the “Placement Shares”). The Base Prospectus provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), and the Sales Agreement Prospectus will provide for the registration by the Company of:

•	shares of Common Stock (the “Base Prospectus Shares”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•
one or more series of senior or subordinated debt securities (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the forms incorporated by reference as Exhibit 4.2 (the “Senior Indenture”) and Exhibit 4.3 (the “Subordinated Indenture”) to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities;

•
warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company;

•
units consisting of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”), which may be issued pursuant to one or more unit agreements (each a “Unit Agreement”) to be dated on or about the date of the first issuance of Units thereunder; and

•	the Placement Shares.

Cooley LLP 55 Hudson Yards New York, NY  10001  t: (212) 479-6000
f: (212) 479-6275 cooley.com

Macrogenics, Inc.
November 4, 2020

The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Placement Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Senior Indenture or Subordinated Indenture, as applicable, will be executed in the forms incorporated by reference as  exhibits  to  the  Registration  Statement.   We have  also  assumed  that  (i)  with  respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities, upon exercise of any Warrants, or upon settlement of any Units, such convertible Debt Securities, Warrants or Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Cooley LLP 55 Hudson Yards New York, NY  10001  t: (212) 479-6000
f: (212) 479-6275 cooley.com

Macrogenics, Inc.
November 4, 2020

With respect to the Placement Shares, we have assumed (i) that the specific sale of the Placement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the ("DGCL”) and (ii) that no more than 25,000,000 Placement Shares will be sold for a consideration no less than the par value of the Common Stock. With respect to the Placement Shares, we express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock then authorized less the sum of the number of shares outstanding or committed to be issued to exceed the number of Placement Shares then issuable under the Sales Agreement.

Our opinion herein is expressed solely with respect to the DGCL and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.          With respect to the Base Prospectus Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Base Prospectus Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, upon exercise of any Warrants in accordance with their terms, or upon settlement of any Units in accordance with their terms, will be validly issued, fully paid and non-assessable.

2.          With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, upon exercise of any Warrants in accordance with their terms, or upon settlement of any Units in accordance with their terms, will be validly issued, fully paid and non-assessable.

Cooley LLP 55 Hudson Yards New York, NY  10001  t: (212) 479-6000
f: (212) 479-6275 cooley.com

Macrogenics, Inc.
November 4, 2020

3.          With respect to any series of the Debt Securities issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Subordinated Indenture or Senior Indenture, as applicable, in substantially the form incorporated by reference as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee, and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Subordinated Indenture or Senior Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms or upon settlement of Units in accordance with their terms, will be valid and legally binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights, generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.          With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post- effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon settlement of any Units in accordance with their terms, will be valid and legally binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights, generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Cooley LLP 55 Hudson Yards New York, NY  10001  t: (212) 479-6000
f: (212) 479-6275 cooley.com

Macrogenics, Inc.
November 4, 2020

5.          With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the Units and any related Unit Agreement have been duly authorized by the Company by all necessary corporate action; (iii) any related Unit Agreement has been duly executed by the Company and each other party thereto, (iv) the terms of the Units and any related Unit Agreement have been duly established as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation or Bylaws, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) to the extent applicable, the Units have been duly executed and delivered by the Company to the purchasers thereof against payment therefor pursuant to any related Unit Agreement, then the Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

6.          The Placement Shares, when issued and paid for in accordance with the Sales Agreement and as provided in the Sales Agreement Prospectus, will be validly issued, fully paid and non- assessable.

*  *  *  * *

Cooley LLP 55 Hudson Yards New York, NY  10001  t: (212) 479-6000
f: (212) 479-6275 cooley.com

Macrogenics, Inc.
November 4, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely, Cooley LLP

/s/ Eric Blanchard

By: Eric Blanchard

Cooley LLP 55 Hudson Yards New York, NY  10001  t: (212) 479-6000
f: (212) 479-6275 cooley.com